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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of EPIQ Systems, Inc. on Form S-3 of our report dated February 23, 2001, appearing in the Annual Report on Form 10-K of EPIQ Systems, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
March 28, 2001

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INDEPENDENT AUDITORS' CONSENT